Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES SECOND QUARTER 2023 RESULTS

●	Successful restructuring plan transforms Xcel Brands into a modern, asset light consumer products and livestream/social commerce platform, realizing $13 million in annualized cost savings.
●	Executed Master licenses for Judith Ripka, Halston and C Wonder brands with Jewelry TV (JTV), G-III Apparel Group and One Jeanswear Group, respectively.
●	Revenues of $6.8 million for the quarter, an increase of $0.7 million (+12.1%) and $2.7 million (+66.8%) as compared to the quarters ended March 31, 2023, and December 31, 2022, respectively.
●	GAAP net loss of $3.5 million for the quarter, compared with GAAP net loss of $5.6 million and $6.0 million in the quarters ended March 31, 2023, and December 31, 2022, respectively.
●	Adjusted EBITDA of ($0.9) million for the quarter, compared with Adjusted EBITDA of ($2.0) million and ($5.9) million in the quarters ended March 31, 2023, and December 31, 2022, respectively.

NEW YORK, NY (August 10, 2023) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company with significant expertise in livestream shopping and social commerce, today announced its financial results for the quarter ended June 30, 2023.

Robert W. D’Loren, Chairman and Chief Executive Officer of Xcel commented, “Our second quarter financial results reflect the initial success of our restructuring efforts.  As a result of these near-term actions, we have transformed Xcel Brands into a modern, asset-light, and highly profitable social commerce media and consumer products company.  During the second quarter, we announced exciting, new master licensing agreements with Jewelry TV for our Judith Ripka brand, G-III Apparel Group for our Halston brand, and One Jeanswear Group for our C Wonder brand.  These licenses are a tremendous opportunity to grow our brands in the future, and will allow us to focus on developing, acquiring, and growing brands that have dedicated social audiences, as well as  the upcoming roll-out of our groundbreaking social commerce marketplace.”

Mr. D’Loren continued, “We have created a powerful platform supported by compelling brands and partners that will elevate our brands and drive highly profitable licensing revenue for the Company.  During the 2023 second quarter, we significantly improved our operating results.  In addition, we believe we are well positioned to achieve positive monthly EBITDA in the fourth quarter, while we have also de-risked the business in a challenging retail environment and ended the second quarter with no debt, $3.5 million in cash.  This provides us with significant flexibility to invest in our brands, support new growth initiatives, including the upcoming release of our social commerce marketplace, and drive meaningful value for our shareholders in 2023 and beyond.”

Second Quarter 2023 Financial Results

Total revenue for the second quarter of 2023 was $6.8 million, representing a decrease of approximately $1.7 million (-20%) from the second quarter of 2022, but an increase of approximately $0.7 million (+12.1%) from the first quarter of 2023.  The year-over-year revenue decline in the second quarter of 2023 was driven by a $2.7 million decrease in licensing revenue, primarily attributable to the sale of a majority interest in the Isaac Mizrahi brand in May 2022, partially offset by an increase of approximately $1.1 million in net sales, largely due to the sale of the Company’s Judith Ripka fine jewelry inventory to JTV in connection with new contractual arrangements with JTV.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Net loss attributable to Xcel Brands for the quarter was approximately $3.5 million, or ($0.18) per share, compared with net income of $9.5 million, or $0.48 per diluted share, for the prior year quarter, which included a $20.6 million gain on the sale of a majority interest in the Isaac Mizrahi brand.

After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $1.7 million, or ($0.09) per share for the quarter ended June 30, 2023, and a net loss of approximately $3.6 million, or ($0.18) per share, for the prior year quarter. Adjusted EBITDA improved significantly on a year-over-year basis to negative $0.9 million for the current quarter as compared with negative $2.8 million for the prior year quarter.  Adjusted EBITDA also improved by $1.1 million and $5.0 million as compared with the quarters ending March 31, 2023, and December 31, 2022, respectively, primarily as a result of the restructuring of our business and entry into the new long-term license agreements for our Judith Ripka, Halston, and C Wonder brands.

Six Month 2023 Financial Results

Total revenue for the current six-month period was $12.8 million, representing a decrease of approximately $4.4 million from the prior year period of 2022. The year-over-year revenue decline from the prior six-month period compared with the current six-month period was driven by a $6.5 million decrease in licensing revenue, primarily attributable to the sale of a majority interest in the Isaac Mizrahi brand in May 2022, partially offset by an increase of approximately $2.1 million in net sales.

Net loss attributable to Xcel Brands for the current six-month period was approximately $9.1 million, or ($0.46) per share, compared with net income of $6.0 million, or $0.31 per diluted share, for the prior year six months, which included a $20.6 million gain on the sale of a majority interest in the Isaac Mizrahi brand.

After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $5.3 million, or $(0.27) per share for the six months ended June 30, 2023, compared with a net loss of approximately $5.5 million, or $(0.28) per share, for the six months ended June 30, 2022. Adjusted EBITDA was negative $2.9 million, as compared with approximately $3.7 million for the current year six months and prior year comparable period, respectively, and represents an increase of $5.9 million as compared with Adjusted EBITDA for the prior six-month period ending December 31, 2022.

Balance Sheet

The Company’s balance sheet at June 30, 2023, reflected stockholders’ equity of approximately $61 million, cash and cash equivalents of approximately $3.5 million, and working capital, exclusive of the current portion of lease obligations, of approximately $6.0 million. The Company did not have any short-term or long-term debt as of June 30, 2023.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on August 10, 2023. A webcast of the conference call will be available live on the Investor Relations section of Xcel’s website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 800-715-9871 or 646-307-1963 and use the passcode 1869992 and pin 2453. A replay of the webcast will be available on Xcel’s website.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

About Xcel Brands

Xcel Brands, Inc. (NASDAQ: XELB) is a media and consumer products company engaged in the design, production, marketing, live streaming, social commerce and direct-to-consumer sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing. Xcel owns the Judith Ripka, Halston, LOGO by Lori Goldstein, and C. Wonder brands and a minority stake in the Isaac Mizrahi brand. It also owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC. Xcel is pioneering a true modern consumer products sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, social commerce, brick-and-mortar retail, and e-commerce channels to be everywhere its customers shop. The company’s brands have generated in excess of $4 billion in retail sales via livestreaming in interactive television and digital channels alone. Headquartered in New York City, Xcel Brands is led by an executive team with significant live streaming, production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “ongoing,” “could,” “estimates,” “expects,” “intends,” “may,” “appears,” “suggests,” “future,” “likely,” “goal,” “plans,” “potential,” “projects,” “predicts,” “seeks,” “should,” “would,” “guidance,” “confident” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on form 10-K for the year ended December 31, 2021 and its other filings with the SEC, which may cause our or our industry’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger
SM Berger & Company, Inc.
216-464-6400
andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
Net licensing revenue	$2,428	$5,175	$4,650	$11,136
Net sales	4,353	3,292	8,181	6,078
Net revenue	6,781	8,467	12,831	17,214
Cost of goods sold	3,800	2,570	6,493	4,250
Gross profit	2,981	5,897	6,338	12,964

Operating costs and expenses
Salaries, benefits and employment taxes	2,241	5,236	5,706	10,089
Other selling, general and administrative expenses	2,943	4,288	6,436	7,712
Total operating costs and expenses	5,184	9,524	12,142	17,801

Operating loss before other expenses, including non-cash expenses	(2,203)	(3,627)	(5,804)	(4,837)

Other expense, including non-cash expenses
Depreciation and amortization	1,786	1,812	3,583	3,632
Gain on sale of assets	-	(20,608)		(20,608)
Loss from equity method investment	515	-	1,030	-
Gain on sale of limited partner ownership	(351)	-	(351)	-
Loss on Lease Liability	(445)	-	(445)	-
Other expense, including non-cash expenses	1,505	(18,796)	3,817	(16,976)

Operating (loss) income	(3,708)	15,169	(9,621)	12,139

Interest and finance expense
Interest expense - term loan debt	-	479	-	1,187
Other interest and finance charges (income), net	(7)	(1)	18	-
Loss on early extinguishment of debt	-	2,324	-	2,324
Total interest and finance expense	(7)	2,802	18	3,511

(loss) income before income taxes	(3,701)	12,367	(9,639)	8,628

Income tax benefit	-	3,178	-	3,178

Net (loss) income	(3,701)	9,189	(9,639)	5,450
Less: Net loss attributable to noncontrolling interest	(233)	(301)	(528)	(553)
Net (loss) income attributable to Xcel Brands, Inc. stockholders	$(3,468)	$9,490	$(9,111)	$6,003

(Loss) earnings per share attributed to Xcel Brands, Inc. common stockholders:
Diluted net (loss) income per share	$(0.18)	$0.48	$(0.46)	$0.31
Basic net (loss) income per share	$(0.18)	$0.48	$(0.46)	$0.31

Basic weighted average common shares outstanding	19,735,500	19,677,243	19,684,630	19,624,474
Diluted weighted average common shares outstanding	19,735,500	19,814,448	19,684,630	19,756,775

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$3,507	$4,608
Accounts receivable, net	6,878	5,110
Inventory	798	2,845
Prepaid expenses and other current assets	554	1,457
Total current assets	11,737	14,020

Non-Current Assets:
Property and equipment, net	916	1,418
Operating lease right-of-use assets	4,946	5,420
Trademarks and other intangibles, net	44,590	47,665
Equity method investment	18,165	19,195
Deferred tax assets, net	1,107	1,107
Other assets	25	110
Total non-current assets	69,749	74,915
Total Assets	$81,486	$88,935

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,750	$3,870
Deferred revenue	922	88
Accrued income taxes payable	555	568
Accrued payroll	154	416
Current portion of operating lease obligations	1,219	1,376
Current portion of contingent obligations	1,400	243
Total current liabilities	7,000	6,561
Long-Term Liabilities:
Long-term portion of operating lease obligations	4,660	5,839
Long-term Deferred revenue	4,207	-
Contingent obligations	4,996	6,396
Total long-term liabilities	13,863	12,235
Total Liabilities	20,863	18,796

Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized, and 19,700,656 and 19,624,860 shares issued and outstanding at June 30, 2023 and December 31, 2022.	20	20
Paid-in capital	103,715	103,592
Accumulated deficit	(41,908)	(32,797)
Total Xcel Brands, Inc. stockholders' equity	61,827	70,815
Noncontrolling interest	(1,204)	(676)
Total Equity	60,623	70,139

Total Liabilities and Equity	$81,486	$88,935

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Six Months Ended
	June 30,
	2023	2022

Cash flows from operating activities
Net (loss) income	$(9,639)	$5,450
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	3,583	3,632
Asset impairment charges	100	-
Amortization of deferred finance costs	-	156
Stock-based compensation	122	517
Allowance for doubtful accounts	-	90
Proportional share of trademark amortization of equity method investee	1,030	-
Loss on extinguishment of debt		2,324
Deferred income tax benefit	-	1,384
Net gain on sale of assets		(20,608)
Gain on sale of limited partner ownership interest	(351)
Gain on settlement of lease liability	(445)

Changes in operating assets and liabilities:
Accounts receivable	(1,768)	(1,741)
Inventory	2,047	(100)
Prepaid expenses and other assets	863	8
Deferred revenue	5,041	347
Accounts payable, accrued expenses and other current liabilities	(1,637)	205
Lease-related assets and liabilities	(417)	(159)
Other Liabilities	-	(224)
Net cash used in by operating activities	(1,471)	(8,719)

Cash flows from investing activities
Net proceeds from sale of majority interest in Isaac Mizrahi brand	-	45,408
Net proceeds from sale of assets	451	-
Purchase of property and equipment	(81)	(85)
Net cash provided by investing activities	370	45,323

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for withholding taxes	-	(442)
Payment of long-term debt	-	(29,000)
Payment of breakage fees associated with extinguishment of long-term debt	-	(1,511)
Net cash used in financing activities	-	(30,953)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,101)	5,651

Cash, cash equivalents, and restricted cash at beginning of period	4,608	5,222

Cash, cash equivalents, and restricted cash at end of period	$3,507	$10,873

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$1,032
Cash paid during the period for income taxes	$16	$-

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, proportional share of trademark amortization of equity method investee, stock-based compensation, loss on extinguishment of debt, gain on the sale of assets, gain on lease termination, asset impairment and income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) attributable to Xcel Brands, Inc. stockholders, before depreciation and amortization, interest and finance expenses (including loss on extinguishment of debt, if any), proportional share of trademark amortization of equity method investee, stock-based compensation, gain on the sale of assets, gain on lease termination, asset impairment, losses from discontinued businesses and income taxes income taxes, other state and local franchise taxes.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under our term loan agreement.

Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income attributable to Xcel Brands, Inc. stockholders	$(3,468)	9,490	$(9,111)	6,003
Amortization of trademarks	1,525	1,525	3,045	3,039
Proportional share of trademark amortization of equity method investee	515	-	1,030	-
Stock-based compensation	65	485	122	517
Loss on extinguishment of debt	-	2,324	-	2,324
Gain on the sale of assets	-	(20,608)	-	(20,608)
Gain on lease termination	(445)	-	(445)	-
Asset impairment	100	-	100	-
Income tax benefit	-	3,178	-	3,178
Non-GAAP net loss	$(1,708)	$(3,606)	$(5,259)	$(5,547)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted loss per share	$(0.18)	$0.48	$(0.46)	$0.30
Amortization of trademarks	0.08	0.08	0.15	0.16
Proportional share of trademark amortization of equity method investee	0.03	-	0.05
Stock-based compensation	-	0.03	0.01	0.03
Loss on extinguishment of debt	-	0.12	-	0.12
Gain on the sale of assets	-	(1.05)	-	(1.05)
Gain on lease termination	(0.02)	-	(0.02)	-
Asset Impairment	-	-	-	-
Income tax benefit	-	0.16	-	0.16
Non-GAAP diluted EPS	$(0.09)	$(0.18)	$(0.27)	$(0.28)
Non-GAAP weighted average diluted shares	19,735,500	19,677,243	19,684,630	19,624,474

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(3,468)	$9,490	$(9,111)	$6,003
Depreciation and amortization	1,786	1,812	3,583	3,632
Proportional share of trademark amortization of equity method investee	515	-	1,030	-
Interest and finance expense	(7)	2,802	18	3,511
Income tax provision	-	3,178	-	3,178
State and local franchise taxes	23	-	44	36
Stock-based compensation	65	485	122	517
Gain on the sale of assets	-	(20,608)	-	(20,608)
Gain on lease termination	(445)	-	(445)	-
Asset impairment	100	-	100	-
Losses from discontinued businesses	495	-	1,728	-
Adjusted EBITDA	$(936)	$(2,841)	$(2,931)	$(3,731)

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM